SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

November 7, 2003

DATE OF REPORT (Date of Earliest Event Reported)

Interstate Land Investors II Limited Partnership

(Exact Name Of Registrant As Specified In Its Charter)

Commission File Number 0-18382

North Carolina	56-1681116

(State Or Other Jurisdiction	(IRS Employer Identification No.)
Of Incorporation Or Organization)

Wachovia Securities
NC0170
301 South College Street, 17th Floor
Charlotte, North Carolina 28288-0170

(Address Of Principal Executive Offices)

(704) 715-1384

(Registrant’s Telephone Number, Including Area Code)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

     None

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     None

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

     None

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     On November 7, 2003, Faulkner and Thompson, P.A. informed Interstate Land Investors II Limited Partnership (the “Company”) that it had resigned its position as the Company’s independent auditors effective that date. The Company is actively seeking a new independent auditor to audit the Company’s consolidated financial statements for the year ending December 31, 2003.

     The reports of Faulkner and Thompson, P.A. on the Company’s consolidated financial statements for the fiscal years ended December 31, 2002 and 2001, did not contain an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended December 31, 2002 and 2001 and the interim period up and including November 7, 2003, there were no disagreements between the Company and Faulkner and Thompson, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Faulkner and Thompson, P.A., would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company has provided Faulkner and Thompson, P.A. with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of a letter from Faulkner and Thompson, P.A., dated November 11, 2003 stating that it agrees with such statements.

ITEM 5. OTHER EVENTS

     None

ITEM 6. RESIGNATIONS OF REGISTRANT’S DIRECTORS

     None

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

Exhibit No.	Description

Exhibit 16.1	Letter from Faulkner and Thompson, P.A. to the Securities and Exchange Commission, dated November 11, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, this 14th day of November, 2003.

INTERSTATE LAND INVESTORS II LIMITED PARTNERSHIP.

By:	ISC REALTY CORPORATION, as Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of the Registrant

By:	/s/ Jeffrey K. Harpel

Jeffrey K. Harpel
Senior Vice President

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EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Faulkner and Thompson, P.A. to the Securities and Exchange Commission, dated November 11, 2003

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